UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2011

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 424-3324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2011, Neah Power Systems, Inc. (the “Company”) filed two Certificates of Withdrawal of Certificate of Designation with the Nevada Secretary of State.  The first withdraws the Company’s designation of Series A Preferred Stock, par value $0.001 per share.  The second withdraws the Company’s designation of Series B Preferred Stock, par value $0.001 per share.  No shares of either the Series A Preferred Stock or the Series B Preferred Stock were outstanding.  Copies of the certificates of withdrawal are included as exhibits to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock
3.2	Certificate of Withdrawal of Certificate of Designation of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  February 7, 2011